SUBLEASE

SUBLEASE, dated as of the _____ day of October, 1996, between GO AMERICA TOURS, INC., a Delaware corporation, having its principal office at 16375 NE 18th Avenue, North Miami Beach, Florida 33162 ("Sublessor") and NEW PARADIGM SOFTWARE
CORP., a New York corporation, having its office at 335 Madison Avenue, New York, New York ("Sublessee").

W I T N E S S E T H:

WHEREAS, by Indenture of Lease dated as of December 27, 1983, by and between the Durst Building Corporation, as landlord (the "Landlord"), and Integrated Resources, Inc. ("Integrated"), as tenant (such lease, being hereinafter referred to as the "Main Lease"), Landlord leased to Integrated, a portion of the seventh floor (the "Original Premises") in the building (the "Building") located at 733 Third Avenue, New York, New York; and

WHEREAS, by Agreement of Sublease (the "Sublease"), dated as of November 1989 (date incomplete) by and between Integrated, as Sublandlord and Sublessor, as Subtenant, Integrated leased to Sublessor, the Original Premises on the terms and provisions set forth in the Sublease;

WHEREAS, Integrated defaulted under the Main Lease and a final judgment of possession was entered in Civil Court New
York County in favor of Landlord on December 22, 1989;

WHEREAS, by agreements dated November 19, 1989 and January
22, 1990, Landlord and Sublessor agreed to be bound by the provisions of the Sublease;

WHEREAS, by agreement dated November 16, 1990 by and between Van Dorn Realty Corporation as Agent for Landlord and Sublessor the Sublease was modified to amongst other things, demise additional premises (the "Additional Premises") to Sublessor (the Original Premises and the Additional Premises, hereinafter referred to as the "Premises") (the Sublease, as amended and modified and as it incorporates the Main Lease is hereinafter referred to as the "Second Lease").

WHEREAS, Sublessee desires to sublease from Sublessor the Premises consisting of approximately 12,438 rentable square feet as more particularly shown by hatching on the floor plan annexed hereto as Exhibit A upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the sum of ten dollars
($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:


Defined Terms.

1.	Unless the context clearly indicates a contrary intent,
or unless otherwise specifically provided herein, all capitalized terms used in this Sublease which are defined in the Main Lease shell be deemed to have the respective meanings set forth in the Main Lease.

Term, Premises, Use.

2.	A. Sublessor hereby subleases to Sublessee, and
Sublessee hereby takes and hires from Sublessor, for a term (the "Term") (i) commencing on the date (the "Commencement Date") which shall be the later to occur of (a) December 1, 1996 or the date upon which both of the following shall have occurred (x) Sublessor and Sublessee shall have unconditionally executed and delivered a counterpart of this Sublease to each other, and (y) Landlord shall have consented in writing to the execution and delivery of this Sublease as described in Paragraph 33 hereof (ii) expiring at 12:00 p.n. on August 29, 1999 (the "Expiration Date") unless sooner terminated as provided in this Sublease, the Premises, together with all rights and appurtenances thereunto belonging , at the rentals and upon and subject to the covenants, conditions and agreements set forth in this Sublease.

	B. After the Commencements Date has occurred, Sublessor and Sublessee shall, upon request of either of them execute a statement prepared by Sublessor setting forth such date. Any failure of Sublessee to execute such statement shall not affect the determination of the Commencement Date.

	C. The Premises will be occupied and used by Sublessee only for general and executive offices and for other uses incidental thereto and for no other purpose. Sublessor shall, however, consent to any change in use which is consented to by Landlord, provided such use complies with law.

Fixed Rent; Additional Rent.

3.	A.  Sublessee shall pay to Sublessor fixed rent  ("Fixed
Rent") in advance during the Term commencing upon the Commencement Date through and including the Expiration Date and thereafter on the first day of each and every month of the Term (except that the first monthly installment of Fixed Rent shall be payable upon execution hereof), as follows:

(i) for the period commencing on the Commencement Date through and including the date which is one day prior to the first anniversary of the Commencement Date, at the rate of $270,526.50 per annum, payable in equal monthly installments of $22,543.88, per month;

(ii) for the period commencing on the first anniversary of the Commencement Date through and including the date which is one (1) day prior to the second anniversary of the Commencement date, at the rate of $282,964.50 per annum payable in equal monthly installments of $23,580.38 per month; and

(iii) for the period commencing on the second anniversary of the Commencement date through and including the Expiration Date, at the rate of $307,840.50 per annum payable in equal monthly installments of $225,653.36 per month.

	B. Provided that Sublessee shall not then be in default of any of its obligations under this Sublease beyond any applicable notice and cure period, Sublessee shall be entitled to a complete abatement of any monthly installments of Fixed Rent and any and all Additional Rent payable pursuant to Paragraph 3C hereof for the period commencing on the Commencement Date (the "Abatement Period").

	C. Sublessee shall pay to Sublessor additional rent
("Additional Rent"), as follows, which Additional Rent shall be payable to Sublessor within ten (10) business days after billing therefor:

(i) 100% of the amounts payable by Sublessor to Landlord pursuant to Section 4.2(b) of the Second Lease; provided however, that for purposes of this calculation Base
Tax shall mean the average of taxes payable for the twenty-four (24) month period commencing July 1, 1996 and ending June 30, 1998;

(ii) 100% of the amounts payable by Sublessor to Landlord pursuant to Sections 3.3 and 3.4 of the Second
Lease; provided; however, that for purposes of this calculation the Base Wage Rate as used in the Second
Lease shall be deemed to mean the Wage Rate for the calendar year 1997 and the Operating Year shall be deemed to mean the which occurs any portion of the Sublease; and

(iii) 100% of any and all other cost, expense, charge payment or adjustment payable by Sublessor under the Second Lease with respect to the Premises; provided, however, that Sublessee shall only be obligated hereunder to pay to Sublessor such portion of any cost, expense, charge, payment or adjustment allocable to the period commencing on the Commencement Date; and

(iv) all other sums of money as shall become due and payable to or for the benefit of Sublessor pursuant to the provisions of this Sublease.

D. "Rent" shall mean Fixed Rent and Additional Rent payable hereunder collectively. Sublessor shall have the same remedies for default in payment of Additional Rent as for a default in payment of Additional Rent as for a default in payment of Fixed Rent.

E. If the Commencement Date shall take place on a day other then the first day of a calendar month or if the Expiration Date shall be other than the last day of a calendar month, the Fixed Rent and Additional Rent for such month shall be apportioned to (and shall include) such date.

F. In the event that any sums payable by Sublessor under the Second Lease are subject to adjustment by Landlord at the end of a year or other period, then either (i) Sublessee shall pay to Sublessor within ten (10) business days after billing therefor, Sublessee's allocable portion of any deficiencies payable to Landlord by reason of such adjustment, which obligation of Sublessee shall survive the termination of this Sublease, or (ii) Sublessor shall credit against the next payment of Additional Rent coming due hereunder Sublessee's allocable portion of any refund or credit received by Sublessor from Landlord by reason of such adjustment, except that if no further payments of Additional Rent shall be e hereunder, then Sublessor shall refund such amount to Sublessee within fifteen ) days after receipt of the same from the Landlord.

G. Fixed Rent and except as otherwise specifically provided in this Sublease, Additional Rent shall be paid by Sublessee to Sublessor, without notice or demand therefor, in lawful moneys United States of America, by check drawn on a member of the New York Clearinghouse Association, at the address of Sublessor set forth herein or at such other address as may be designated by Sublessor from time to time in writing. There shall be no abatement of, deduction from, or counterclaim or setoff against Fixed Rent or Additional Rent except as otherwise provided for herein and except that Sublessee shall be entitled to an abatement of rent reserved under the Second Lease with respect to the Premises (and if such abatement day within the Abatement Period, Sublessee shall be entitled to a day-for-day extension of such Abatement Period). If any amount payable by Sublessee or repayable to Sublessee as provided for herein shall be determined after the termination of this ease, such amount shall nevertheless be payable by Sublessee or repayable to Sublessee, as the case may be, in the same manner as if this Sublease had been terminated.

H. If Sublessee fails to make any payment or shall default beyond applicable grace and notification periods in the performance of any term, covenant, condition or provision of this Sublease which involves an expenditure of money by Sublessee, Sublessor, at Sublessors sole option, may after ten (10) days prior written notice (except in the event of an emergency) make such payment or expend such sums as may be necessary to perform and fulfill such term, covenant, condition or provision. In such event, Additional Rent shall include, also, on written demand, the entire amount of Sublessor's expenditure or payment and any and all reasonable costs of any kind (including, without limitation, reasonable legal fees) as may be necessary to perform and fulfill such term, covenant, condition or provision, together with interest on the entire amount thereof from the date of Sublessor's payment until paid at an annual rate equal to two (2%) percent per annum above the prime interest rate on unsecured loans charged by Chemical Bank at its main office in New York, New York on short-term unsecured loans in effect from time to time during any period for which computation of interest is made hereunder ("Prime Rate") which shall accrue from the date of payment thereof by Sublessor.

I. The Fixed Rent includes the charge for the services of redistributing and furnishing electrical energy on a "rent including basis" the value for which is currently estimated to be Thirty-Four Thousand Two Hundred Four and 50/100 Dollars (34,204.50) per annum subject to increase in accordance with Article 7 of the Main Lease, based upon any survey made by Landlord with respect to the Premises. In no event will sublessee be charged or responsible for any increase in electrical use caused by increased use by other areas, other than the Premises, covered by the Main Lease or the Second Lease. Sublessor represents and warrants as follows:

(a) The copy of the Main Lease and the Second Lease attached as exhibit B hereto is a true and complete copy of the Main Lease and the Second Lease and except as indicated in Exhibit B, the Main Lease and the Second Lease have not been amended, modified or supplemented in any manner.

(b) The Main Lease and the Second Lease are presently in full force and effect and no person, firm or entity has any claim or right in or to the use, occupancy or enjoyment of the Premises
(including, without limitation, Integrated), other then Sublessee.

(c) Sublessor shall not modify the terms of the Main Lease or the Second Lease in any manner which will increase the obligations or decrease the right of Sublessee hereunder.

Condition of the Premises.

4.	Sublessee has inspected the Premises, knows the
condition thereof and agrees to accept the same "AS IS" on the Commencement Date in the condition in which it exists as of the date hereof. Sublessee acknowledges that Sublessor has made no representations or warranties whatsoever with respect to the Premises other than those contained herein, and Sublessee agrees that Sublessor has no obligation to alter or repair the Premises or to prepare the same in any way for Sublessee's occupancy or use.

Incorporated Articles of the Main Lease and the Second
Lease.

5.	A. The Parties agree that except as otherwise provided
either in this Paragraph 5 or elsewhere in this Sublease, and to the extent not inconsistent with either the agreements and understandings expressed or implied in this Sublease or applicable solely to the original parties to the Main Lease or Second Lease, this Sublease shall specifically incorporate all of the terms, covenants, conditions and provisions of the Main Lease and the Second Lease with the exception of the Excluded Articles (as hereinafter defined) (the incorporated terms, covenants, conditions and provisions hereinafter collectively referred to as the "Incorporated Articles") and Sublessor shall have all the rights but none of the obligations, of Landlord under the Incorporated Articles. Sublessee shall be entitled, during the term of this Sublease, (i) to receive all services, utilities, repairs and facilities to be provided by Landlord to Sublessor pursuant to the Main Lease and the Second Lease, subject to the provisions of the Main Lease and the Second Lease relating to the furnishing if such services, utilities, repairs and facilities, and (ii) to have all rights and benefits afforded to Sublessor by the Main Lease and the Second Lease, except as set forth above and as otherwise provided in this Sublease.

B. Subject to the provisions of paragraph 6, Sublessee shall have all rights and obligations of a tenant under the Incorporated Articles, provided, however, that specific inclusion of any article of the Main Lease or the Second Lease shall not require Sublessee to make double payments of any charges or escalations thereunder. If there shall be any inconsistency between the Incorporated Articles and the express provisions of this Sublease, such provisions of this Sublease shall govern. Notwithstanding the foregoing, any reference to the Main Lease or the Second Lease without reference to the Incorporated Articles or to any specific provisions of the Main Lease shall mean all terms covenants, conditions and provisions of the Main Lease or the Second Lease as the case may be.

C. Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, or to the extent not applicable to the Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies, and agreements contained in the Main Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublessor being substituted for the "Tenant" under the Main Lease, and Premises being substituted for Demised Premises under the Main Lease, except that the following provisions of the Main Lease shall be deemed deleted therefrom and shall have no force and effect as between Sublessor and Sublessee (the "Excluded Articles"):

Article 1; Article 2; Article 3 (other then Section 3.02 and 3.03); Section 4.01A(3) and Section 4.01A(4)(a); Section 5.01; Article 8; Article 10; Section 12.02; Article 13; (Other Section 15.02l 15.03); Sections 16.02, and Section 16.05; Article 23; Article 24; Article 27; Sections 28.10 and 28.11; Article 30 and Article 31. All of the provisions of the Second Lease shall also be deemed Excluded Articles hereunder. Furthermore (a) with respect to the right to survey in Section 7.02 of the Main Lease, Sublessee shall only be responsible for increases in Fixed Rent due to a survey performed by Landlord under the Main Lease and charged to Sublessor pursuant to the Main Lease and the Second Lease and (b) Section 12.01 of the Main Lease shall be modified so that all references to "Landlord" shall be "Landlord" under the Main Lease; and the phrase "existing on the Commencement Date" is inserted after the phrase "original work".

Subordination

6. This Sublease and all rights of Sublessee hereunder are and shall be subject and subordinate to the Main Lease and the Second Lease and to all mortgages, ground leases, leasehold mortgages, encumbrances, covenants, restrictions and other rights, if any, to which the Main Lease, the Second Lease and the Sublessor's interest therein are subject and subordinate and Sublessor may exercise all of the rights, privileges, claims, powers and remedies with respect to the Premises reserves to the forth herein at length, including, without limitation, all rights (a) arising out of any default in the payment of money or otherwise, (b) to give or receive any consent, notice, or willful approval and (c) to exercise any election or option (including, without limitation election of remedies). The Sublessee is also subject to any amendments to the Main Lease, the Second Lease or any supplemental agreements hereafter made between Landlord and Sublessor, provided that such amendments and/or supplemental agreements do not adversely affect Sublessee or its use of the Premises.



7. A. Sublessee agrees not to do or permit to be done any act or thing or neglect to take any action which act or thing or neglect will constitute or cause a breach or violation of any of the terms, covenants, conditions or provisions of the Main Lease or the Second Lease or which will make Sublessor liable for any damages, claims, fines, costs or penalties under the Main Lease or the Second Lease. Sublessee agrees to indemnify Sublessor and hold Sublessor harmless from and against all loss, liability, obligation, damage, penalty, cost, charge and expense of any kind whatsoever (including, but not limited to, reasonable attorneys' fees), which Sublessor may incur or pay out, or which may be asserted against Sublessor (a) by reason of any failure of or by Sublessee to perform or comply with any and all of the terms, covenants, conditions and provisions of this Sublease, (b) by reason of any breach or violation by (or caused by) Sublessee of the terms, covenants, conditions, and provisions of the Main Lease, (c) by reason of any work or thing of whatsoever kind done in, on or about the Premises or the Building by Sublessee's employees, contractors, agents, licensees or invitees (including, but not limited to, construction alterations, repairs or similar acts of any kind whatsoever, and whether or not authorized by this Sublease),
(d) by reason of any negligence or willful act or omission of Sublessee or Sublessee's employees, contractors, agents, licensees or invitees or (e) by reason of any injuries to persons or property occurring in, on or about the Premises or the Building, provided, however, that this Paragraph A shall not apply to injuries to persons or property caused by the acts, omissions or negligence of Sublessor or Landlord or Sublessor's or Landlord's employees, contractors, agents or licensees. If any action or proceeding shall be bought against Sublessor or Landlord by such claim, Sublessee, upon notice from Sublessor, agrees to resist or defend such action or proceeding and to employ counsel therefor reasonably satisfactory to Sublessor; it being understood that counsel for Sublessee's insurance company shall be deemed to be satisfactory to Sublessor. Sublessee shall pay to Sublessor on demand all sums which may be owing to Sublessor by reason of the provisions of the provisions of this Paragraph 7. Sublessee's obligations under this Paragraph 7 shall survive the termination of this Sublease.

B. Sublessor agrees to indemnify Sublessee and hold
Sublessee harmless from and against all loss, liability, obligation, damage, penalty, cost, charge, and expense of any kind whatsoever (including but not limited to, reasonable attorneys' fees), whatsoever asserted or occurring, which Sublessee may incur or pay out, or which may be asserted against Sublessee (a) by reason of any failure of or by Sublessor to perform or comply with and all of the terms, covenants, conditions and provisions of this Sublease, (b) by reason of any work or thing of whatsoever kind done in, on or about the Premises or the Building by Sublessor's employees, contractors, agents, licensees or invitees (including, but not limited to construction alterations, repairs or similar acts of any kind whatsoever, and whether or not authorized by this Sublease), (c) by reason of any negligence or willful act or omission of Sublessee or Sublessee's employees, contractors, agents, licensees or invitees or (d) by reason of any injuries to persons or property occurring in, on or about the portions of the Building (other then the Premises) leased by Sublessor pursuant to the Main Lease; provided, however, that this Paragraph B shall not apply to injuries to persons or property caused by the acts, omissions or negligence of Sublessee or Sublessee's employees, contractors, agents or licensees. If any action or proceeding shall be bought against Sublessee by such claim, Sublessor, upon notice from Sublessee, agrees to resist or defend such action or proceeding and to employ counsel therefor reasonably satisfactory to Sublessee; it being understood that counsel for Sublessor's insurance company shall be deemed to be satisfactory to Sublessee. Sublessor shall pay to Sublessee on demand all sums which may be owing to Sublessee by reason of the provisions of the provisions of this Paragraph 7. Sublessor's obligations under this Paragraph 7 shall survive the termination of this Sublease.


Insurance.

8. Sublessee shall obtain and maintain in full force and effect during the term of this Sublease, at its own cost and expense, to protect Sublessor, Landlord, any superior lessor, any superior mortgagee, Sublessee and any of their respective agents, as insurers, a policy of comprehensive commercial general public liability insurance pursuant to the Main Lease for Sublessor's property, all business machines, fixtures, furniture, furnishings, and other articles of personal property owned by Sublessee, located in the Premises and not so affixed to the realty, in each instance in accordance with the terms of and in the amounts specified in the Main Lease.

Damage and Destruction.

9. Nothing contained in this Sublease shall relieve
Sublessee from liability that may exist as a result of damage from fire or other casualty in the Premises, but each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectable and to the extent permitted by law, Sublessor and Sublessee each hereby releases and waives recovery against each other or anyone claiming through or under the other by way of subrogation or otherwise. The forgoing release and waiver shall be in force only if the insurance policies of Sublessor and Sublessee provide that such release or waiver does not invalidate the insurance. Each party agrees to use its best efforts to include in its applicable insurance policies such provision. If the inclusion of said provision would involve an additional expense, either party, at such party's expense, may require such provision to be inserted in the other's policy.

Time Limits for Notices

10. The time limits set forth in the Main Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be (and each party covenants that it will do so) within two (2) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Main Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from Landlord. Notwithstanding the foregoing, in the event such notice would require an action by Sublessee, then the period for such action or performance shall be five (5) days, except in the event of an emergency in which event Sublessee shall be given notice reasonable under such circumstances. Anything contained in Article 20 of the Main Lease to the contrary notwithstanding, Tenant shall not be deemed to be in default of the payment of Fixed Rent or Additional Rent until the expiration of three (3) days after written notice of such default is given to Sublessee. Sublessee shall not be deemed to be in default of fulfilling any of the other covenants of this Main Lease, other than the covenants for the payment of Fixed Rent or Additional Rent, until the expiration of ten (10 ) days after written notice of such notice is given to Sublessee, or if said default or omission shall be of such nature that the same cannot be completely cured or remedied in said ten day period, Sublessee shall not be deemed to be in default unless Sublessee shall not have diligently commenced to cure such default within such ten day period and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default.

Electricity and Services and Repairs.

11. A. (i) Electrical energy shall be furnished to the Premises through presently installed electrical facilities for Sublessee's use of normal office equipment and for such lighting and electrical appliances and other machines and equipment as Sublessor may reasonable permit to be installed in the Premises.
B. Notwithstanding anything to the contrary contained in this Sublease, in the Main Lease or the Second Lease, Sublessor shall have no responsibility to provide any of the services that Landlord is required to provide pursuant to the Main Lease or the Second Lease (or required by law), or furnish electricity to the Premises that Landlord is required to furnish pursuant to the Main Lease or the Second Lease (or required by law), or comply with any laws or requirements of any governmental authorities, or take any other action that Landlord is required to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Main Lease or the Second Lease but Sublessor agrees to use all reasonable efforts, at Sublessee's sole cost and expense, to obtain the same from Landlord. If Landlord shall default in any of its obligations to Sublessor with respect to the Premises, Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor's rights against the Landlord (and in any recovery or relief obtained), may, but Sublessor shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Landlord. Any action or proceeding so instituted by Sublessor shall be at the sole expense of Sublessee, provided, however, that Sublessee has consented in writing to any such action or proceeding. In the event that Sublessee shall not consent, Sublessor may institute such action and proceeding at Sublessor's sole cost and expense. If, after written request from Sublessee, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Landlord, Sublessee shall have the right, at Sublessee's sole cost and expense to take such action in its own name and, for that purpose and only to such extent, all of the rights of Sublessor to enforce the obligations of Landlord under the Main Lease are hereby conferred upon and are conditionally assigned to Sublessee and Sublessee hereby is subjugated to such rights (including, without limitation, the benefit of any recovery or relief); provided, however, that (i) Sublessee shall only have such rights if Sublessee shall not be in default under this Sublease and (ii) Sublessor shall have the right to require Sublessee to discontinue such action if in the reasonable opinion of Sublessor such action may cause a cancellation, forfeiture or termination of the Main Lease or Sublessor's estate and rights thereunder with respect to the Premises. Sublessee shall indemnify and hold Sublessor harmless from and against any and all losses, costs, liability, claims, damages, expenses (including, without limitation, attorney's fees), penalties and fines to which Sublessor may incur in connection with or arising out of the taking of any such action by Sublessee. Sublessee shall not make any claim against Sublessor for any damage which may arise, nor shall Sublessee's obligations hereunder be diminished, by reason of
(i) the failure of Landlord to keep, observe or perform any of its obligations to the Main Lease, unless such failure is due to Sublessor's negligence or misconduct, or (ii) the acts or omissions of Landlord, its agents, contractors, servants, employees, invitees or licensees. The provisions of this
Article 11 shall survive the expiration or earlier termination of the term hereof.

Consents and Approvals of Sublessor.

12. A. Sublessor agrees that whenever its consent or approval is required hereunder, or where something must be done to Sublessor's satisfaction, it shall not unreasonably withhold or delay such consent or approval; provided, however, notwithstanding that Sublessor may consent to a request by Sublessee, Sublessee shall not take any action unless and until the consent of Landlord, the lesser under a superior lease, or the mortgagee under a mortgage, as the case may be, is also granted (if, required under the Main Lease or the Second Lease). If Landlord shall withhold its consent or approval in connection with the Sublease or the Premises in any instance where, under the Main Lease or the Second Lease, the consent or approval of the Main Lease or Second Lease, the consent or approval of Landlord may not be unreasonably withhold, Sublessee shall be entitled to participate with the Sublessor in the enforcement of Sublessor's rights against Landlord (and in any recovery or relief obtained), Sublessor may, but shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Landlord. Any action or proceeding so instituted by Sublessor shall be at the sole expense of Sublessee, provided, however, that Sublessee has consented in writing to any such action or proceeding. In the event that Sublessee shall not consent, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Landlord, Sublessee shall have the right, at Sublessee's sole cost and expense, to take such action in its own name and, for that purpose and only to such extent, all of the rights of Sublessor to enforce the obligations of Landlord under the Main Lease are hereby conferred upon and are conditionally assigned to Sublessee and Sublessee hereby is subjugated to such rights (including, without limitation, the benefit of any recovery or relief); provided, however, that (i) Sublessee shall only have such rights if Sublessee shall not be in default under this Sublease and (ii) Sublessor shall have the right to require Sublessee to discontinue such action if in the reasonable opinion of Sublessor such action may cause a cancellation, forfeiture or termination of the Main Lease or Sublessor's estate and rights thereunder with respect to the Premises. Sublessee shall indemnify and hold Sublessor harmless from and against any and all losses, costs, liability, claims, damages, expenses (including, without limitation, attorney's fees), penalties and fines to which Sublessor may be exposed and which Sublessor may incur in connection with or arising out of the taking of any such action by Sublessee.

B. If Sublessee shall request Sublessor's consent and Sublessor has agreed, under the terms of this Sublease, that neither its consent nor its approval shall be unreasonably withheld, and Sublessor shall fail or refuse to give such consent or approval, and Sublessee shall dispute the reasonableness of Sublessor's refusal to give its consent or approval, such dispute shall be finally determined by a court of competent jurisdiction.

Sublease, Not Assignment

13. Notwithstanding anything contained herein, this Sublease shall be deemed to be a sublease of the Premises and not an assignment, in whole or in part, of Sublessor's interest in the Main Lease or the Second Lease.

Damage, Destruction, Fire and other Casualty;
Condemnation

14. Notwithstanding any contrary provision of this Sublease or the provisions of the Main Lease or the Second Lease herein incorporated by reference, Sublessee shall have the right to terminate this Sublease in the event of substantial damage, destruction, fire or other casualty, or at its option be entitled to a pro-rata abatement of Rent, based upon the area of the Premises which is unusable by reason of a or condemnation affecting the Premises for the duration that such area is unusable (except Sublessee shall be entitled to a complete abatement in the event Sublessee is unable to operate its business from the Premises for the duration that the Premises is unusable) notwithstanding whether Sublessor is entitled to terminate the Main Lease or the Second Lease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Main Lease or the Second Lease. If Sublessor is entitled to terminate the Main Lease or the Second Lease for all or any portion of the Premises by reason of casualty or condemnation, Sublessee may terminate this Sublease as to any corresponding part of the Premises by written notice to Sublessor given at least five (5) business days prior to the date(s) Sublessor is required to give notice to Landlord of such termination under the terms of the Main Lease.

No Waivers

15. Failure by Sublessor in any instance to insist upon the strict performance of any one or more of the obligations of Sublessee under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Sublessor of any of Sublessee's defaults or breaches hereunder or any of Sublessor's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of requirement of strict performance of any and all of Sublessee's obligations hereunder. Further, no payment by Sublessee or receipt of Sublessor of a lessor amount then the correct amount or manner of payment of Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to affect or evidence an accord and satisfaction, and Sublessor may accept any checks or payments as made without prejudice to Sublessor's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

Default of Sublease

16. In the event that Sublessee shall default beyond applicable notice and cure periods in the performance of any part of the terms, covenants and conditions on its part to be performed under this Sublease, or in the event that Sublessee shall default beyond applicable notice and cure periods in the performance of any of the terms, covenants and conditions on the tenant's part to be performed under the Main Lease and the same are not cured within the time periods set forth herein, then the Sublessor shall have the same rights and remedies with respect to such default as are given to Landlord under the Main Lease with respect to defaults by the Sublessor under the Main Lease with respect to defaults and the rights and remedies of Landlord thereunder in the event thereof were set forth at length herein. If the Sublessee shall default in the performance of any of the Sublessee's obligations under this Sublease or under the provisions of the Main Lease, Sublessor, without thereby waiving such default, may, at Sublessor's option after notice to Sublessee (except in the case of an emergency, perform the same for the account and at the expense of Sublessee, and Sublessee shall pay, as Additional Rent, upon demand, the entire amount of Sublessee's expenditure and any reasonable costs of any kind (including, without limitation, reasonable legal fees) as may be necessary to perform such obligation, together with interest on the entire amount thereof, until paid, at two (2%) percent above the Prime Rate, which interest shall accrue form the date of such expenditure by Sublessor.

Failure to Deliver Possession.

17. If Sublessor shall be unable to give possession of the Premises on the Commencement Date, Sublessor shall not be subject to any liability for failure to give possession on such date and the validity of this Sublease shall not be impaired under such circumstances except for Sublessee's termination rights set forth in Paragraph 33 hereof, nor shall the same be construed in any way to extend the term of this Sublease, provided, however, that if this Sublease is not terminated as provided in Paragraph 33 hereof, the Commencement Date shall be extended by the number of days beyond the Commencement Date that the Sublessor is unable to give possession of the Premises to Sublessee.

Notices.

18. All notices, requests, demands, elections, consents, approvals and other communications hereunder ("Notice") must be in writing and addressed as follows (or to any other address which such party may designate by Notice):

If to Sublessee:	New Paradigm Software Corporation
			733 Third Avenue
			New York, NY 10017
			Attention: John Brann

with a copy to:		Chadbourne & Parke, LLP
			30 Rockefeller Plaza
			New York, NY 10112
			Attention Arthur M. Mitchell

If to Sublessor:	Go America Tours, Inc.
			16375 N.E. 18th Avenue
			North Miami Beach, Florida 33162
			Attention: Peter Dorner

with a copy to:		Rosenman & Colin LLP
			575 Madison Avenue
			New York, NY 10022
			Attention Michael Verde, Esq.

Any notice required by this Sublease to be given or made within a specified period of time, or on or before a date certain, shall be deemed duly given or made only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, and postage and registry fees prepaid. A notice sent by certified mail (as above) shall be deemed given on the date of mailing. All other notices shall be deemed given when received.

Overtime HVAC.

19. In the event that Sublessee shall require overtime heating, ventilating or air conditioning, or any other service for which Landlord may impose a separate charge, Sublessee shall notify Landlord directly in accordance with the provisions of the Main Lease, and Sublease shall reimburse Sublessor for the full amount of the charges made by Landlord for providing such services, such reimbursement to be paid within ten (10) days after billing by Sublessor.

Waiver of Redemption and of Jury Trial.

20. To the extent permitted by law, Sublessee hereby waives service of notice of intention to re-enter. Sublessee (for itself and for persons claiming through or under Sublessee) hereby expressly waives any and all rights, under any present or future law, to redeem the Premises or to a new trial, after reentry by Sublessor or after issuance or entry of any warrant to dispossess in any summary proceeding or otherwise to enforce the provisions hereof. If Sublessor acquired possession of the Premises by summary proceeding or in any other lawful manner, have re-entered within the meaning of this Paragraph 20. To the full extent now or hereafter permitted by law, Sublessee and Sublessor waive trial by jury in any action or proceeding bought by either against the other with respect to the Premises or to any matter pertaining to this Sublease.

Surrender of Premises.

21. On the termination of this Sublease, Sublessee shall quit and surrender the Premises to Sublessor broom-clean and in good order, condition and repair, except for ordinary wear and tear, and in accordance with the applicable provisions of the Main Lease and this Sublease. If the Premises are not surrendered upon termination of this Sublease, Sublessee hereby indemnifies Sublessor from and against all loss, cost, liability, claim, damage and expense (including, without limitation, reasonable attorney's fees) resulting from delay by Sublessee in so surrendering the Premises and Sublessee, at the option of Sublessor, shall be deemed to be occupying the Premises as a tenant from month-to-month, at a monthly rental equal to three times rent payable during the last month of the term of this Sublease and subject to all of the other terms of this Sublessee insofar as the same are applicable to a month-to-month tenancy. Sublessee's obligations under this Paragraph 21 shall survive the termination of this Sublease.

Quiet Enjoyment.

As long as Sublessee shall pay the Rent and shall duly perform all of the terms, covenants and conditions of this Sublease on its part to be performed, Sublessee shall, subject to the terms hereof and of the Main Lease, quietly hold and enjoy the Premises during the term of this Sublease without hindrance, ejection, molestation or interruption, Notwithstanding the foregoing, if the Main Lease terminates or is terminated for any reason whatsoever prior to e date on which this Sublessee is scheduled to expire, this Sublease shall thereupon terminate. Sublessor shall not be liable to Sublessee by reason of any such termination and thereafter shall have no further obligations to Sublessee hereunder, except for the return of the Security Deposit (hereinafter defined) and any pre-paid Rental and as specifically set forth in Paragraph 25 hereof.

Assignment and Subletting

23. Except as otherwise provided herein, Sublessee shall not assign, sell, transfer (whether by operation of law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Premises, nor sublet all or any portion of the Premises or permit any other person entity to use or occupy all or any portion of the Premises without the prior written consent of Sublessor and Landlord provided however, that no such consent shall be required of Sublessor with respect to any assignment or subletting to any affiliate or subsidiary or corporation or partnership related to Sublessee. Provided that Sublessee shall comply with the provisions of the Main Lease and this Sublease with respect to subletting, Sublessor agrees that it shall not withhold or delay its consent to a subletting of all or any portion of the Premises but any such subletting shall be subject to the consent of Landlord pursuant to the Main Lease. Sublessor shall respond to Sublessee's written request within fifteen (15) days of its submission or the request shall be deemed approved. Upon the request of Sublessee, Sublessor, at Sublessee's sole cost and expense, shall request the consent of Landlord and cooperate with Sublessee in obtaining any consent.
Supplementing the provisions of Section 8.01G of the Main Lease, the term "profits" referred to therein shall be deemed to refer to rent and other income received by Sublessee in connection with the subletting or assignment by Sublessee or the assignment of the Sublease by Sublessee, in excess of any rent and additional rent payable by Sublessee to Sublessor. Sublessee shall pay to Sublessor all rent, additional rent or other payments received by Sublessee in connection with any subletting in excess of rent, additional rent payable by Sublessee to Sublessor until such time that Sublessor is receiving, on a current basis, Rent and additional rent equal to the Fixed Rent and additional rent payable by Sublessor to Landlord. Thereafter fifty (50%) percent of any additional sums received by Sublessee shall be paid to Landlord as provided in the Main Lease and the balance shall be retained by Sublessee.
If this Sublease be assigned, or if the Premises of any part thereof be sublet (whether or not Sublessor and Landlord consented thereto), Sublessor after default by Sublessee in its obligations hereunder and following any applicable notice and grace periods, may collect rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved but no such assignment or subletting shall be deemed a waiver of the covenant set forth in this Paragraph 23, or the acceptance of the assignee or subtenant as a tenant, or a release of Sublessee from the further performance and observance by Sublessee of the covenants, obligations and agreements on the part of Sublessee to be performed or observed herein. The consent by Sublessor or Landlord to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Sublessee from obtaining the express consent in writing, to the extent required by this Sublease, the Main Lease or the Second Lease, of Sublessor and Landlord to any further assignment, sale, pledge, transfer, mortgage or subletting.

Occupancy Tax.

24. Sublessee agrees to file all requisite New York City occupancy tax returns with the Department of Finance of the City of New York on a timely basis and to pay directly to the City of New York all occupancy and commercial rent taxes which may be payable by Sublessee with respect to Rent and pay directly to the appropriate taxing authority and any and all other taxes the payment of which shall be imposed directly on the occupant of the Premises.

Termination of Main Lease

25. A. In the event of and upon the termination of the Main Lease or the Second Lease pursuant to the terms and provisions thereof, this Sublease shall automatically cease and terminate, subject however to all of the rights of the Landlord pursuant to the Main Lease or the Second Lease.

B. Reference in this Sublease to "termination" of this Sublease includes expiration or earlier termination of the Term hereof or cancellation of this Sublease pursuant to any of the provisions of this Sublease or pursuant to law. Upon the termination of this Sublease, the term and estate granted by this Sublease shall end at 12:00 p.m. on the date of termination as if such time and date were the date and time of expiration of the Term hereof, and neither party shall have any further obligation or liability to the other after such termination, except (i) for Sublessor's return of the Security Deposit and any prepaid Rent, (except in the event of a default by Sublessor) in which event Sublessor shall retain the security deposit or portions thereof as set forth in Paragraph 32A hereof, (ii) as shall be expressly provided for in this Sublease, and (iii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Sublease, may be, performed after such termination and, in any event, unless otherwise expressly provided in this Sublease, any liability for a payment which shall have been accrued to or with respect to any period ending at the time of such termination shall survive the termination of this Sublease.

Broker.

26. Sublessee and Sublessor represent and warrant to each other that there is no broker, finder or similar person entitled to a commission, fee or other compensation in connection with the consummation of this Sublease and no conversations or prior negotiations were had by such party with any broker, finder or similar person concerning the renting of the Premises other than Newmark & Company Real Estate, Inc. and the Galbraith Company (the "Brokers"). Sublessee and Sublessor, as the case may be, agrees to indemnify and hold harmless the other party from and against all loss, cost, liability, claim, damage or expense (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising out of any claims for brokerage commissions, finder's fees, or other compensation resulting from or arising out of any conversations, negotiations or actions had by such party or anyone acting on behalf of Sublessee with any broker, finder or similar person other than the Brokers. Notwithstanding the foregoing, Sublessor hereby agrees to pay the brokerage commission due to the Brokers pursuant to separate agreements. The provisions of this Paragraph 26 shall survive the termination of this Sublease.

Miscellaneous

27. Neither Sublessor nor any agent, representative or employee of Sublessor has made any representations, agreements or promises with respect to the Building or Premises or the use thereof other than those expressly set forth in this Sublease and no rights are to be deemed acquired by Sublessee, by implication or otherwise, except those expressly granted herein. This Sublease shall be construed and enforced in accordance with and governed by the laws of the State of New York. This Sublease contains the entire agreement and understanding between Sublessor and Sublessee with respect to the Premises and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by both parties. Any executor agreement hereafter made between Sublessor and Sublessee shall be ineffective to change, modify, waive release, discharge, terminate or effect an abandonment or surrender of this Sublease, in whole or in part, unless such agreement is in writing and signed by the parties.

Rights Cumulative.

28. Each right and remedy of Sublessor provided in this Sublease shall be cumulative and shall be in addition to every other right and remedy provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise.

Binding Effect.

29. A. The terms, covenants and conditions contained in this Sublease whether so expressed or not shall be binding upon and inure to the benefit of and be enforceable by Sublessor and Sublessee and their respective successors and assigns, except that no violation of the provisions of Paragraph 23 hereof shall operate to vest any rights in any successor or assignee of Sublessee. It is understood and agreed that the obligations of Sublessor under this Sublease shall not be binding upon Sublessor with respect to any period subsequent to the transfer of its interest in the Main Lease, and that in the event of such transfer said obligations shall be binding upon the transferee of Sublessor's interest as tenant under the Main Lease, but only with respect to the period commencing in the date of such transfer and ending on the date of a subsequent transfer thereof.
B. This Sublease shall not be deemed an offer and shall not be binding on Sublessor or Sublessee unless and until executed by both Sublessor and Sublessee and a copy thereof has been delivered to each of Sublessor and Sublessee.

Headings.

30. The headings of this Sublease are for purposes of references only and shall not limit or otherwise affect the meaning thereof.

Counterparts.

31. This Sublease may be deemed executed in several counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument,

Security Deposit.

32. A. Sublessee has simultaneously herewith deposited
with Sublessor a certified or bank check in the amount of $67,631.64, the proceeds of which (the "Security Deposit") shall be maintained as security for the full and punctual performance by Sublessee of all the terms of this Sublease. The Security Deposit shall be maintained in a non-interest bearing account. If Sublessee defaults in the performance of any of the terms of this Sublease beyond any applicable notice and cure period, including the payment of Fixed Rent or any Additional Rent, Sublessor may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any such Rent or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms of this Sublease, including any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Sublessor. In the case of every such use, application or retention, Sublessee shall, on demand, pay to Sublessor the sum so used, applied or retained which shall be added to the Security Deposit so that the same shall be replenished to its former account, and any failure by Sublessee to pay such sum promptly following such demand shall constitute a default under this Sublease. If any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Sublessee, or its successors or assigns, any Security Deposit thereon shall be deemed to be applied first to the payment of any Rents and/or other charges due Sublessor for all periods prior to the institution of such proceedings and the balance, if any, of such Security Deposit thereon may be retained by Sublessor in partial liquidation of Sublessor's damages. The unapplied portion of the Security, shall be returned to Sublessee after the termination of this Sublease and delivery of exclusive possession of the Premises to Sublessor. In the event of a transfer of Sublessor's interest under this Sublease pursuant to a written agreement in which transferee agrees to be to Sublessor's Obligation under this Sublease, Sublessor shall have the right to transfer the Security Deposit to the transferee and Sublessor shall upon such transfer be released by Sublessee from all liability for the return of such Security Deposit and interest thereon; and Sublessee agrees to look solely to the transferee Sublessor for the return of the Security; and it is agreed that the provisions hereof shall apply to every transfer or assignment
made of the Security Deposit to a Sublessor.   Sublessee
shall not assign or encumber or attempt to assign or encumber the Security Deposit thereon and neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

B. Sublessee shall have the right to deposit with Sublessor as the Security Deposit (in lieu of the cash set forth in Paragraph 32A hereof) an irrevocable transferable letter of credit in form and substance reasonably satisfactory to Sublessor and issued by a member bank of the New York Clearing House reasonably acceptable to Sublessor, payable upon the presentation by Sublessor to such bank of a sight-draft and the letter of credit and without presentation of any other documents, statements or authorizations other than a certificate signed by a representative of Sublessor stating that Sublessor is entitled to draw on such letter of credit, in accordance with the terms of this Sublease, which letter of credit shall provide (a) for the continuance of such letter of credit for the period of at least one year from the date of this Sublease, (b) for the automatic extension of such letter of credit for additional periods of one year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such letter of credit for at least three months beyond the Expiration Date) unless such bank gives Sublessor notice of its intention not to renew such letter of credit not less than thirty (30) days prior to the initial or any future expiration date of such letter of credit and (c) that in the event such notice is given by such bank, Sublessor shall have the right to draw on such letter of credit. Each letter of credit to be deposited and maintained with Sublessor (or the proceeds thereof) shall be held by Sublessor as security for the full and punctual performance by Sublessee of the terms of this Sublease, and in the event that (I) any default occurs as provided in Paragraph 16 and continues beyond the applicable grace and notice periods, if any, or (ii) Sublessor transfers its right, title and interest under this Sublease to a third party and the bank issuing such letter credit does not consent (without charge to Sublessor or its transferee) to the transfer of such letter of credit to such third party, or (iii) notice is given by the bank of its intention not to renew as above provided, then, in any such event, Sublessor may draw on such letter of credit and the proceeds of such letter of credit shall then be held and applied as security (and be replenished, if necessary) as provided in Paragraph 32B; provided, however, that Sublessee, at any time thereafter, may deliver to Sublessor a new letter of credit complying with the provisions of this Paragraph 32, whereupon Sublessor shall pay to Sublessee the amount drawn by Sublessor under the prior letter of credit to the extent not theretofore applied by Sublessor pursuant to the provisions of Paragraph 33B.

Consent of Landlord

33. Sublessor and Sublessee each hereby acknowledge and agree that this Sublease is subject to and conditioned upon Sublessor obtaining the written consent (the "Consent") of Landlord to this Sublease (including but not limited to the Permitted Alterations) as provided in the Main Lease and the Second Lease. Within two (2) days following the execution and delivery hereof, Sublessor shall submit this Sublease to Landlord. Sublessee hereby agrees that it shall cooperate in good faith with Sublessor and shall comply with any reasonable requests made of Sublessee by Sublessor or Landlord in the procurement of the Consent. In no event shall Sublessor or Sublessee be obligated to make any payment to Landlord in order to obtain the Consent or the consent to any provision hereof. This Sublease shall terminate if the Consent of Landlord as provided under this Paragraph 33 is not obtained by November 15, 1996 (the "Outside Date"). In the event of such termination the Security Deposit and any other sums paid upon execution hereof shall be promptly returned and neither party shall have any further obligation to the other. Notwithstanding the foregoing, the Outside Date may be extended upon mutual consent of the parties hereto. Sublessor shall keep Sublessee advised of Sublessor's progress in obtaining Landlord's consent and shall notify Sublessee immediately upon receipt of such Consent, and deliver an executed copy to Sublessee.



Alterations

34.   A.   Subject to the prior written consent of
Sublessor (which consent shall not be unreasonably withheld), and the provisions of the Main Lease and the Second Lease, Sublessee, at Sublessee's expense, may make alterations which are non-structural in or to the interior of the Premises which do not affect any of the mechanical, electrical, sanitary or other service systems of the building.

       B. Sublessor hereby consents to the alterations to be made by Sublessee, described on Exhibit "C" attached hereto and made a part hereof (the "Permitted Alterations"). Sublessee shall not be required to remove the Permitted Alterations or restore the Premises to the condition existing prior to such Permitted Alterations at the end of the term, unless required to do so pursuant to the terms of the Main Lease or Second Lease.

Estoppel

35. At any time, and from time to time, upon not less than seven (7) days prior notice by the requesting party, Sublessor or Sublessee as the case may be shall execute, acknowledge and deliver to the requesting party, a statement in writing addressed to the requesting party certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the fixed minimum rent, additional rental and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Sublease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by Sublessor or Sublessee as the case may be and any prospective assignee of Sublessor or Sublessee as the case may be.




IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.


                       SUBLESSOR:

                       GO AMERICA TOURS, INC.

                       By:
______________________________________________
                             Title:


                      SUBLESSEE:

                      NEW PARADIGM SOFTWARE CORPORATION

                       By:
______________________________________________
                              Title: